Exhibit 99.1
Oasis Petroleum Inc. Announces Acquisition of Approximately 10,000 Acres in the Williston Basin
HOUSTON, Nov. 29, 2010/PRNewswire/— Oasis Petroleum Inc.(NYSE: OAS) (“Oasis” or the “Company”) today announced that on November 24, 2010, the Company signed a Purchase and Sale Agreement to acquire approximately 10,000 net acres of land primarily in Richland County, Montana and approximately 200 barrels of oil equivalent per day (“Boepd”) of current production. Total consideration for the transaction was $30.0 million ($26.5 million of cash and approximately $3.5 million of assets). The acreage is 95% held by production and is primarily operated. As operator in this area, Oasis expects to drill and complete future wells consistent with completion practices used in other operated areas and expects Estimated Ultimate Recoveries (“EURs”) within its current ranges published for West Williston.
“We are pleased to announce another bolt-on acquisition of production and acreage in Eastern Montana contiguous to our Hebron area,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “This deal is consistent with our philosophy of focusing on large consolidated acreage positions where we can operate. Given that the majority of this acreage is already held by production, we have a lot of flexibility on development timing and capital allocation.”
Forward-Looking Statements
 This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
 Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.
CONTACT:
Oasis Petroleum Inc.
Richard Robuck, (281) 404-9600
Director — Investor Relations